SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2003

Delco Remy International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-13683	35-1909253
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2902 Enterprise Drive
Anderson, Indiana	46013
(Address of Principal Executive Offices)	(Zip Code)

(765) 778-6499

(Registrant’s telephone number including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events

On May 13, 2003, Delco Remy International, Inc. and certain of its subsidiaries (collectively, the “Borrowers”) entered into Amendment No. 3 (the “Amendment”) to the Loan and Security Agreement (the “Loan and Security Agreement”), dated as of June 28, 2002, by and among Congress Financial Corporation (Central), as Administrative Agent and US Collateral Agent, Wachovia Bank, National Association, as Documentation Agent and the other financial institutions named in the Loan and Security Agreement. The Borrowers requested the Amendment to the Loan Agreement for the purpose of modifying certain financial covenants, permitting the financing of certain fixed assets located in Mexico and making certain other modifications as set forth therein. The Amendment is filed as an exhibit to this report and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

	99.1	Amendment No. 3, dated as of May 13, 2003, to the to the Loan and Security Agreement, dated as of June 28, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2003	DELCO REMY INTERNATIONAL, INC.

	By:	/S/ RAJESH K. SHAH
	Name:	Rajesh K. Shah
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Amendment No. 3, dated as of May 13, 2003, to the to the Loan and Security Agreement, dated as of June 28, 2002.